Exhibit 10.14
           Supplemental Retirement Agreement between NBT Bancorp Inc.,
            NBT Bank, National Association and Daryl R. Forsythe made as of January 1, 1995, and as revised on April 28, 1998,
                    January 1, 2000, and on January 22, 2001


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                        SUPPLEMENTAL RETIREMENT AGREEMENT
              (AS AMENDED AND RESTATED EFFECTIVE January 22, 2001)


                                    (REVISED)


         This sets forth the terms of an agreement for the payment of supplemental retirement income ("Agreement") made as of January 1, 1995 (and as revised on April 28, 1998, January 1, 2000, and on January 22, 2001) between (i) NBT BANCORP INC., a Delaware corporation and a registered bank holding company, and NBT BANK, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States, both having offices located at Norwich, New York (collectively, the "Bank"), and (ii) DARYL R. FORSYTHE, an individual residing at 21 Ridgeland Road, Norwich, New York 13815, and who is a member of a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("Forsythe").


         1. Purpose of the Agreement. The purpose of this Agreement is to provide Forsythe a supplemental retirement benefit in accordance with the terms of this Agreement.


         2. Definitions. For purposes of this Agreement, the following words shall have the meaning indicated:


                  (a) Actuarial Equivalent. "Actuarial Equivalent" shall have the same meaning the term "Actuarial Equivalent" has under Section 2.03 of Appendix A to the Qualified Plan (i.e., the NBT BANCORP Inc. Defined Benefit Pension Plan, as amended and restated as of October 1, 1989, including amendments adopted through August 31, 1998) using the following actuarial assumptions:


                           Mortality:    "Applicable  Mortality  Rate"  as  such
                                         term  is  defined  in Section 2.03c of
                                         said Appendix A to the Qualified Plan.


                       Interest Rate:    "Applicable   Interest  Rate"  as  such
                                         term  is  defined  in
                                         Section 2.09b of said Appendix A to
                                         the Qualified Plan.


                  (b) Beneficiary. "Beneficiary" shall mean such living person or living persons designated by Forsythe in accordance with subparagraph 5(a) to receive benefits under this Agreement after his death, or his personal or legal representative, all as herein described and provided. If no Beneficiary is designated by Forsythe or if no Beneficiary survives Forsythe, the Beneficiary shall be Forsythe's estate.


                  (c)      Cause.  "Cause" shall mean Forsythe's:


                           (i) willful or gross misconduct with respect to the
                  business and affairs of the Bank, or with respect to any of its affiliates for which Forsythe is assigned material responsibilities or duties;


                           (ii) conviction of a felony (after the earlier of the
                  expiration of any applicable appeal period without perfection of an appeal by Forsythe or the denial of any appeal as to which no further appeal or review is available to Forsythe) whether or not committed in the course of his employment by the Bank;


                           (iii) willful neglect, failure, or refusal to carry
                  out his duties under the Employment Agreement between NBT Bancorp Inc. and Forsythe dated as of January 1, 2000 (the "Employment Agreement") in a reasonable manner (other than any such failure resulting from disability or death or from termination by Forsythe for Good Reason, as defined in the Employment Agreement) after a written demand for substantial performance is delivered to Forsythe that specifically identifies the manner in which the Bank believes that Forsythe has not substantially performed his duties and he has not resumed substantial performance of his duties on a continuous basis within thirty days of receiving such demand; or


                           (iv) breach of any representation or warranty in
                  section 6(a) of the Employment Agreement or of any agreement contained in section 1, 4, 5, or 6(b) of the Employment Agreement, which breach is material and adverse to the Bank or any of its affiliates for which Forsythe is assigned material responsibilities or duties.


                  (d) Change of Control. "Change of Control" shall mean a Change in Control as such term is defined in the Change of Control Agreement between Forsythe and the Bank dated January 1, 2000 (a revision of the April 28, 1998 and February 21, 1995 agreements).


                  (e) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.


                  (f) Determination Date. "Determination Date" shall mean the earlier of (i) the date of termination of Forsythe's employment with the Bank or (ii) the first day of the month following Forsythe's 65th birthday.


                  (g) Final Average Compensation. "Final Average Compensation" shall have the same meaning the term "Final Average Compensation" has under Section 2.27 of Appendix A to the Qualified Plan (i.e., the NBT BANCORP Inc. Defined Benefit Pension Plan, as amended and restated as of October 1, 1989, including amendments adopted through August 31,
         1998), except that in determining the amount of Compensation (as defined in Section 2.14 of said Appendix A to the Qualified Plan) to be used in calculating Final Average Compensation under Section 2.27 of said Appendix A to the Qualified Plan, Compensation shall not be subject to the compensation limitation of section 401(a)(17) of the Code.


                  (h) Full-Time Employee. "Full-Time Employee" shall mean an employee who works not less than 1,000 hours in a calendar year.


                  (i) Other Retirement Benefits. "Other Retirement Benefits" shall mean the sum of:


                           (i) The annual benefit payable to Forsythe from the Qualified Plan, plus


                           (ii) The annual benefit that could be provided by (A)
                  Bank contributions (other than elective deferrals) made on Forsythe's behalf under the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan, and (B) actual earnings on contributions in (A), if such contributions and earnings were converted to a benefit payable at age 65 in the same form as the benefit paid under this Agreement, using the same actuarial assumptions as are provided under subparagraph 2(a).


                  The amount of Other Retirement Benefits shall be determined by an actuary selected by the Bank, with such determination to be made without reduction for payment of benefits prior to any stated "normal retirement date" and without regard to whether Forsythe is receiving payment of such benefits on the Determination Date. To the extent Forsythe receives a payment of Other Retirement Benefits described in subparagraph 2(i)(ii) prior to the date the Supplemental Retirement Benefit is determined pursuant to this Agreement, the total of such Other Retirement Benefits shall be determined by including and assuming that such amounts earned interest at a variable rate equal to the one-year United States Treasury bill rate as reported in the New York edition of The Wall Street Journal on the Determination Date from the date received to the date Other Retirement Benefits are calculated for purposes of this Agreement.


                  (j) Present Value. "Present Value" shall mean the present value of a benefit determined on the basis of the following actuarial assumptions:


                           Mortality:  "Applicable  Mortality  Rate"  as  such
                                       term  is  defined  in
                                       Section 2.03c of Appendix A to the
                                       Qualified  Plan (i.e.,  the
                                       NBT BANCORP Inc.  Defined  Benefit
                                       Pension  Plan,  as amended
                                       and  restated  as of  October 1,  1989,
                                       including  amendments
                                       adopted through August 31, 1998).


                       Interest Rate:  "Applicable   Interest  Rate"  as  such
                                       term  is  defined  in
                                       Section 2.09b of said Appendix A to the
                                       Qualified Plan.


(k)      Qualified  Plan.  "Qualified  Plan" shall mean the NBT BANCORP  Inc.
                           Defined  Benefit  Pension  Plan,  as
                           amended and restated effective as of January 1, 2000.


(l)      Social Security  Benefit.  "Social Security  Benefit" shall mean
                           Forsythe's actual social security benefit at his Social Security Retirement Age.


(m) Social Security Retirement Age. "Social Security Retirement Age" shall have the same meaning the term "Social Security Retirement Age" has under Section
                           2.58 of Appendix A to the Qualified Plan (i.e., the NBT BANCORP Inc. Defined Benefit Pension Plan, as amended and restated as of October 1, 1989, including amendments adopted through August 31, 1998).


         3.       Amount of Supplemental Retirement Benefit.


                  (a)      Supplemental Retirement Benefit.


                           (i) Amount Payable on and after Age 65. If Forsythe
                  shall remain employed by the Bank until reaching his 65th birthday, serving as a Full-Time Employee until such date, and subject to the other terms and conditions of this Agreement, the Bank shall pay Forsythe an annual "Supplemental Retirement Benefit" determined as follows:


                                    (A) On and after Age 65 but before Social
                           Security Retirement Age. Forsythe shall be entitled to a Supplemental Retirement Benefit on and after his 65th birthday but before his Social Security Retirement Age in an amount equal to the excess of
                           (1) 75 percent of Forsythe's Final Average
                           Compensation, over (2) Forsythe's Other Retirement Benefits, determined as of the Determination Date and calculated in accordance with subparagraph 2(i).


                                    (B) On and after Social Security Retirement
                           Age. Forsythe shall be entitled to a Supplemental Retirement Benefit on and after his Social Security Retirement Age in an amount equal to the excess of
                           (1) 75 percent of Forsythe's Final Average
                           Compensation, over (2) the sum of (aa) Forsythe's Other Retirement Benefits, determined as of the Determination Date and calculated in accordance with subparagraph 2(i), plus (bb) Forsythe's Social Security Benefit.


                           (ii) Amount Payable on and after Age 56 but before
                  Age 60. If Forsythe shall remain employed by the Bank until reaching his 56th birthday, serving as a Full-Time Employee until such date and he continues to serve as a Full-Time Employee until the date of his retirement, and he retires then or thereafter but before reaching his 60th birthday, and subject to the other terms and conditions of this Agreement, the Bank shall pay Forsythe on his 60th birthday, pursuant to subparagraph 4(b), or to his spouse or other Beneficiary, pursuant and subject to subparagraph 6(c) if he has died before his 60th birthday, a reduced early Supplemental Retirement Benefit calculated in accordance with subparagraph 3(b) and the following schedule:


                                    (A) If the date of Forsythe's retirement
                           shall be on or after his 56th birthday but before his 57th birthday, the Bank shall pay Forsythe 20% of the reduced early Supplemental Retirement Benefit so calculated;


                                    (B) If the date of Forsythe's retirement
                           shall be on or after his 57th birthday but before his 58th birthday, the Bank shall pay Forsythe 40% of the reduced early Supplemental Retirement Benefit so calculated;


                                    (C) If the date of Forsythe's retirement
                           shall be on or after his 58th birthday but before his 59th birthday, the Bank shall pay Forsythe 60% of the reduced early Supplemental Retirement Benefit so calculated; and


                                    (D) If the date of Forsythe's retirement
                           shall be on or after his 59th birthday but before his 60th birthday, the Bank shall pay Forsythe 80% of the reduced early Supplemental Retirement Benefit so calculated.


(iii) Amount Payable on and after Age 60 but before Age 65. If Forsythe shall remain employed by the Bank until reaching his 60th birthday, serving as a Full-Time Employee until such date and he continues to serve as a Full-Time Employee until the date of his retirement, and he retires then or thereafter but before reaching his 65th birthday, and subject to the other terms and conditions of this Agreement, the Bank shall pay Forsythe a reduced early Supplemental Retirement Benefit calculated in accordance with subparagraph 3(b) except that at age 62 the amount shall not be less than an amount equal to the excess of (A) 65% of Forsythe's Final Average Compensation over (B) Forsythe's Other Retirement Benefits determined as of the Determination Date and calculated in accordance with subparagraph 2(i)


(b) Early Supplemental Retirement Benefit. If the Bank commences payment of a reduced early Supplemental Retirement Benefit before Forsythe reaches age 65, the amount paid shall equal the product of (i) the Supplemental Retirement Benefit, as calculated under subparagraph 3(a)(i)(A), times
         (ii) a fraction, the numerator of which shall be the number of complete months of Forsythe's employment with the Bank after January 1, 1995, and the denominator of which is 164 (the number of complete months of employment Forsythe would have had after January 1, 1995 if he remained employed by the Bank until the first day of the month following his 65th birthday).


(c) Continued Medical Benefits. Upon Forsythe's retirement, the Bank will continue in force the same level of medical benefits (including medical, dental and vision care) for Executive until his death and for his spouse (if alive) at the time of his death that was in effect at the time of Executive's retirement.


         4.       Time of Payment.


                  (a) Except as provided in subparagraph 4(b) (early retirement) and paragraph 6 (payment on death), the Bank shall pay the Supplemental Retirement Benefit commencing on the first day of the month following Forsythe's attainment of age 65.


                  (b) Notwithstanding subparagraph 4(a), the Bank shall commence payment of a reduced early Supplemental Retirement Benefit on the first day of the month following Forsythe's Determination Date in connection with early retirement after reaching age 60 and prior to the date of his 65th birthday; provided that, if Forsythe shall retire prior to his 60th birthday as permitted in this Agreement, the Bank shall commence payment of the reduced early Supplemental Retirement Benefit on the first day of the month following Forsythe's 60th birthday.


         5.       Form of Payment.


                  (a) The Supplemental Retirement Benefit described in paragraph 3 of this Agreement shall be paid as a straight life annuity, payable in monthly installments, for Forsythe's life; provided, however, that if Forsythe has no surviving spouse and dies before having received 60 monthly payments, such monthly payments shall be continued to his Beneficiary until the total number of monthly payments to Forsythe and his Beneficiary equal 60, whereupon all payments shall cease and the Bank's obligation under this Agreement shall be deemed to have been fully discharged. If Forsythe and his Beneficiary shall die before having received a total of 60 monthly payments, an amount equal to the Actuarial Equivalent of the balance of such monthly payments shall be paid in a single sum to the estate of the survivor of Forsythe and his Beneficiary. If Supplemental Retirement Benefits are payable in the form described in this subparagraph 5(a), Forsythe shall designate in writing, as his Beneficiary, any person or persons, primarily, contingently or successively, to whom the Bank shall pay benefits following Forsythe's death if Forsythe's death occurs before 60 monthly payments have been made.


                  (b) Notwithstanding the form of payment described in subparagraph 5(a), if Forsythe is married on the date payment of the Supplemental Retirement Benefit commences, the benefit shall be paid as a 50% joint and survivor annuity with Forsythe's spouse as the Beneficiary. The 50% joint and survivor annuity shall be the Actuarial Equivalent of the benefit described in subparagraph 5(a). If the Supplemental Retirement Benefit is payable pursuant to this subparagraph 5(b), but Forsythe's spouse fails to survive him, no payments will be made pursuant to this Agreement following Forsythe's death.


                  (c) Notwithstanding the foregoing provisions of this paragraph 5, the Bank, in its sole discretion, may accelerate the payment of all or any portion of the Supplemental Retirement Benefit or the reduced early Supplemental Retirement Benefit at any time. Any payment accelerated in accordance with this subparagraph 5(c) shall be the Actuarial Equivalent of the payment being accelerated.


                  (d) If payment of a reduced early Supplemental Retirement Benefit commences pursuant to subparagraph 4(b), and payments are accelerated pursuant to subparagraph 5(c), the reduction described in subparagraph 3(b) shall be applied before any Actuarial Equivalent is determined under this paragraph 5.


         6.       Payments upon Forsythe's Death.


                  (a) Except as provided in subparagraphs 6(b) and (c), if Forsythe shall die before his 65th birthday, no payment shall be due his estate under this Agreement.


                  (b) If Forsythe's death shall occur on or after his 60th birthday, after he has retired but before payment of any Supplemental Retirement Benefit has commenced, Forsythe's surviving spouse shall be paid as a straight life annuity 50 percent of the Supplemental Retirement Benefit for her life commencing within 30 days following Forsythe's death, calculated in accordance with subparagraph 3(b). Such payments shall be made in monthly installments, subject to the right of the Bank to accelerate payment at any time in accordance with subparagraph 5(c).


                  (c) If Forsythe elects early retirement pursuant to subparagraph 3(a)(ii) or (iii) and he dies before payment of any Supplemental Retirement Benefit has commenced, Forsythe's surviving spouse shall be paid, in monthly installments, as a straight life annuity, 50 percent of such Supplemental Retirement Benefit for her life commencing within 30 days following Forsythe's death, subject to the right of the Bank to accelerate such payments as provided in subparagraph 5(c). However, if Forsythe's spouse fails to survive him, the Bank shall pay to Forsythe's estate a lump sum benefit equal to 50 percent of the Present Value of Forsythe's Supplemental Retirement Benefit.


                  (d) Except as otherwise provided in subparagraph 6(c), no payments shall be made under this Agreement if Forsythe dies before payment of any Supplemental Retirement Benefit begins and his spouse fails to survive him.


                  (e) If Forsythe's death shall occur after payment of a Supplemental Retirement Benefit has commenced, Forsythe surviving spouse or other Beneficiaries shall receive payments under this Agreement to the extent provided in paragraph 5.


         7. Forfeiture for Cause. Notwithstanding any other provision of this Agreement, if Forsythe's employment with the Bank is terminated for Cause, Forsythe and his spouse or other Beneficiaries shall forfeit all rights to any payment under this Agreement.


         8. Powers. The Bank shall have such powers as may be necessary to discharge its duties under this Agreement, including the power to interpret and construe this Agreement and to determine all questions regarding employment, disability status, service, earnings, income and such factual matters as birth and marital status. The Bank's determinations hereunder shall be conclusive and binding upon the parties hereto and all other persons having or claiming an interest under this Agreement. The Bank shall have no power to add to, subtract from, or modify any of the terms of this Agreement. The Bank's determinations hereunder shall be entitled to deference upon review by any court, agency or other entity empowered to review its decisions, and shall not be overturned or set aside by any court, agency or other entity unless found to be arbitrary, capricious or contrary to law.


         9.       Claims Procedure.


                  (a) Any claim for benefits by Forsythe, his spouse or other Beneficiaries shall be made in writing to the Bank. In this paragraph, Forsythe and his Beneficiaries are referred to as "claimants."


                  (b) If the Bank denies a claim in whole or in part, it shall send the claimant a written notice of the denial within 90 days after the date it receives a claim, unless it needs additional time to make its decision. In that case, the Bank may authorize an extension of an additional 90 days if it notifies the claimant of the extension within the initial 90-day period. The extension notice shall state the reasons for the extension and the expected decision date.


                  (c)      A denial notice shall contain:


                           (i) The specific reason or reasons for the denial of the claim;


                           (ii) Specific reference to pertinent Agreement provisions upon which the denial is based;


                           (iii) A description of any additional material or
                  information necessary to perfect the claim, with an explanation of why the material or information is necessary; and


                           (iv) An explanation of the review procedures provided below.


                  (d) Within 60 days after the claimant receives a denial notice, he or she may file a request for review with the Bank. Any such request must be made in writing.


                  (e) A claimant who timely requests review shall have the right to review pertinent documents, to submit additional information or written comments, and to be represented.


                  (f) The Bank shall send the claimant a written decision on any request for review within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances. In that case, the Bank may authorize an extension of an additional 60 days, provided it notifies the claimant of the extension within the initial 60-day period.


                  (g)      The review decision shall contain:


                           (i) The specific reason or reasons for the decision; and


                           (ii) Specific reference to the pertinent Agreement provisions upon which the decision is based.


                  (h) If the Bank does not send the claimant a review decision within the applicable time period, the claim shall be deemed denied on review.


                  (i) The denial notice or, in the case of a timely review, the review decision (including a deemed denial under subparagraph 9(h)) shall be the Bank's final decision.


         10. Assignment. Neither Forsythe nor his spouse or other Beneficiaries may transfer his, her or their right to payments to which he, she or they are entitled under this Agreement. Except insofar as may otherwise be required by law, any Supplemental Retirement Benefit payable under this Agreement shall not be subject in any manner to alienation by anticipation, sale, transfer, assignment, pledge or encumbrance, nor subject to the debts, contracts, or liabilities of Forsythe or his spouse or other Beneficiaries.


11. Continued Employment. This Agreement shall not be construed as conferring on Forsythe a right to continued employment with the Bank.


12.      Funding.


                  (a) The Supplemental Retirement Benefit at all times shall be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Bank for payments of any benefits hereunder, except that in the event of a Change of Control, the Bank, within five (5) days of such Change of Control, shall fund a grantor trust within the meaning of section 671 of the Code with an amount sufficient to cover all potential liabilities under this Agreement.


                  (b) Neither Forsythe nor his spouse or other Beneficiaries shall have any interest in any particular assets of the Bank by reason of the right to receive a benefit under this Agreement. Forsythe and his spouse or other Beneficiaries shall have only the rights of general unsecured creditors of the Bank with respect to any rights under this Agreement.


                  (c) Nothing contained in this Agreement shall constitute a guarantee by the Bank or any entity or person that the assets of the Bank will be sufficient to pay any benefit hereunder.


         13. Withholding. Any payment made pursuant to this Agreement shall be reduced by federal and state income, FICA or other employee payroll, withholding or other similar taxes the Bank may be required to withhold. In addition, as the Supplemental Retirement Benefit accrues during Forsythe's employment with the Bank, the Bank may withhold from Forsythe's regular compensation from the Bank any FICA or other employee payroll, withholding or other similar taxes the Bank may be required to withhold.


         14. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Bank.


         15. Applicable Law. This Agreement shall be construed and administered in accordance with the laws of the State of New York, except to the extent preempted by federal law.


         16. Amendment. This Agreement may not be amended, modified or otherwise altered except by written instrument executed by both parties.


         17. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes all prior agreements or understanding (whether oral or written) between the parties, relating to deferred compensation and/or supplemental retirement income.

The parties hereby execute this Agreement as follows:


                                                  NBT BANCORP INC.


                                                  By: /S/ Everett A. Gilmour


Date     2/9/01                                   Its: Chairman


                                                  NBT BANK, NATIONAL ASSOCIATION


                                                  By:  /S/ Michael J. Chewens


Date   2/9/01                                     Its:   CFO





Date: 2/9/01                                      /S/ Daryl R. Forsythe
                                                      DARYL R. FORSYTHE